UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2005 (December 13, 2005)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 13, 2005, General Dynamics Corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to acquire Anteon International Corporation (“Anteon”). Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, the Company will purchase each issued and outstanding share of Anteon’s common stock for $55.50 in cash. The cost of this transaction will be approximately $2.2 billion, including the assumption of Anteon’s $100 million of net debt. Subject to an affirmative vote by Anteon shareholders, normal regulatory approvals and other closing conditions, the transaction is expected to close by the end of the second quarter of 2006.

A copy of the press release announcing the Company’s execution of the Merger Agreement is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	General Dynamics press release dated December 14, 2005, announcing General Dynamics’ agreement to acquire Anteon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	General Dynamics press release dated December 14, 2005, announcing General Dynamics’ agreement to acquire Anteon.